Exhibit 99.1

Press Release

For Immediate Release

Contacts: Yee Phong (Alan) Thian
Chairman, President and CEO
(213) 627-9888
David Morris
Executive Vice President and CFO
(714) 670-2488

RBB Bancorp to Report Third Quarter 2018 Financial Results

Los Angeles, CA, October 12, 2018 - RBB Bancorp (NASDAQ:RBB) and its subsidiaries, Royal Business Bank (“the Bank”) and RBB Asset Management Company (“RAM”), collectively referred to herein as “the Company”, today announced that it will release financial results for its third quarter ended September 30, 2018 after the markets close on Monday, October 22, 2018.

Management will hold a conference call at 11:00 a.m. Pacific Time/2:00 p.m. Eastern Time on Tuesday, October 23, 2018, to discuss the Company’s financial results.

To listen to the conference call, please dial 1-833-659-7620 or 1-430-775-1348, passcode 5168219. A replay of the call will be made available at 1-855-859-2056 or 1-404-537-3406, passcode 5168219, approximately one hour after the conclusion of the call and will remain available through October 30, 2018.

Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at www.royalbusinessbankusa.com.  This webcast will be recorded and available for replay on the Company’s website approximately two hours after the conclusion of the conference call.

Corporate Overview

RBB Bancorp is a $1.7 billion in assets bank holding company headquartered in Los Angeles, California. Its wholly-owned subsidiary, Royal Business Bank (the “Bank”), is a full service commercial bank which provides business banking services to the Chinese-American communities in Los Angeles County, Orange County, Ventura County and in Las Vegas, Nevada, including remote deposit, E-banking, mobile banking, commercial and investor real estate loans, business loans and lines of credit, commercial and industrial loans, SBA 7A and 504 loans, 1-4 single family residential loans, trade finance and a full range of depository accounts. The Bank has ten branches in Los Angeles County, located in downtown Los Angeles, San Gabriel, Torrance, Rowland Heights, Monterey Park, Silver Lake, Arcadia, Cerritos, Diamond Bar, and west Los Angeles, two branches in Ventura County, located in Oxnard and Westlake Village, and one branch in Las Vegas, Nevada. The Company’s administrative and lending center is located at 123 E. Valley Blvd., San Gabriel, California 91176, and its finance and operations center is located at 7025 Orangethorpe Avenue, Buena Park, California 90621. RBB’s website address is www.royalbusinessbankusa.com.